[Company Logo]
Nussbaum Yates & Wolpow, P.C.
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Certified Public Accountants
                                       445 BROAD HOLLOW ROAD, MELVILLE, NY 11747
                                            (516) 845-5252    FAX (516) 845-5279






                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated February 4, 1998 (except for Note 15, as to which the date is February 27, 1998) accompanying the consolidated financial statements and schedule included in the Annual Report of Sirco International
Corp. and subsidiaries on Form 10-K for the year ended November 30, 1997. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 333-25971 and No. 333-27911 of Sirco International Corp. on Form S-3.








                                        /s/NUSSBAUM YATES & WOLPOW, P.C.
                                        --------------------------------
                                           NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
March 25, 1997